UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2012, the Compensation Committee of the Board of Directors for TeleTech Holdings, Inc. approved a request from its Chief Executive Officer and Chairman of the Board, Kenneth D. Tuchman, to reduce his annual base salary from $350,000 to $1 annually.  In his request, Mr. Tuchman voluntarily waived any rights to a greater salary amount as set forth in Section 2 of his Employment Agreement with TeleTech Holdings, Inc. dated October 15, 2001, as amended by that certain Amendment to Employment Agreement dated December 31, 2008 (as so amended, the “Employment Agreement”).  Mr. Tuchman also acknowledged that his request was voluntary and that he is receiving nothing of value in substitution for his request.

A copy of Mr. Tuchman’s request letter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.  Further information about the Employment Agreement is provided in TeleTech Holdings, Inc.’s Proxy Statement for the 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 12, 2011 under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Potential Payments upon Termination or Change in Control—Employment Agreements”.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	March 7, 2012 Letter from Kenneth D. Tuchman to the Compensation Committee of the Board of Directors for TeleTech Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	March 7, 2012 Letter from Kenneth D. Tuchman to the Compensation Committee of the Board of Directors for TeleTech Holdings, Inc.